Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - February 2007

Series		1997-4	1997-8	1998-6
	Deal Size	$602MM	$939MM	$964MM
	Expected Maturity	6/17/2007	9/17/2007	8/18/2008
Yield		16.46%	16.46%	16.46%
Less:	Coupon	5.62%	5.57%	5.56%
	Servicing Fee	1.50%	1.50%	1.50%
	Net Credit Losses	3.80%	3.80%	3.80%
	Excess Spread:
	February-07	5.54%	5.59%	5.60%
	January-07	5.12%	5.17%	5.19%
	December-06	4.84%	4.89%	4.90%
	Three Month Average Excess Spread	5.17%	5.22%	5.23%
	Delinquency:
	30 to 59 Days	0.89%	0.89%	0.89%
	60 to 89 Days	0.64%	0.64%	0.64%
	90+ Days	1.52%	1.52%	1.52%
	Total	3.05%	3.05%	3.05%
	Principal Payment Rate	16.94%	16.94%	16.94%